         SIXTH MODIFICATION OF AMENDED AND RESTATED, EXHIBIT 4(a)(viii)
                            SECURED CREDIT AGREEMENT,
                     REVOLVING NOTE AND OTHER LOAN DOCUMENTS


         THIS SIXTH MODIFICATION OF AMENDED AND RESTATED SECURED CREDIT AGREEMENT, REVOLVING NOTE AND OTHER LOAN DOCUMENTS (this "Agreement") is made as of the 19th of November, 1998, but shall not be deemed to be effective until, at the earliest, March 23, 1999, by and among PAUL HARRIS STORES, INC. ("PH Stores"), an Indiana corporation, PAUL HARRIS MERCHANDISING, INC., an Indiana corporation ("PH Merchandising"), PAUL HARRIS RETAILING, INC., an Indiana corporation and LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank").

         All capitalized terms and phrases, unless defined herein, shall have the specific meanings as are set forth in that certain Secured Credit Agreement dated as of October 28, 1993, by and between PH Stores and Bank, as amended and restated by that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994, as modified by those certain First through Fifth Modifications of Secured Credit Agreement, Notes, Mortgage and Other Loan Documents dated as of October 31, 1994, January 31, 1995, September 28, 1995, May 8, 1996, and April 9, 1997 (as so amended, the "Credit Agreement").

         WHEREAS, PH Stores has previously requested loans and advances from Bank for the purpose of funding the working capital needs of PH Stores, and in connection therewith, PH Stores and Bank entered into and executed the Credit Agreement, pursuant to which the Bank, inter alia, agreed to make a term loan in an amount of up to $2,400,000.00 and a revolving credit loan in an amount of up to $30,000,000.00 to PH Stores; and

         WHEREAS, PH Stores has previously executed and delivered to Bank (i) a Secured Promissory Note (Revolver) originally dated October 28, 1993, as amended (the "Revolving Note"), in the principal amount of $30,000,000.00, evidencing an indebtedness owed by PH Stores to Bank in like amount (the "Revolving Loan") and
(ii) a Secured Promissory Note (Term) dated January 20, 1994 (the "Term Note") in the principal amount of $2,400,000.00 evidencing an indebtedness owed by PH Stores to Bank in like amount (the "Term Loan"); and

         WHEREAS, repayment of the Term Note is secured by, among other items of collateral, a certain Mortgage, Assignment of Leases and Rents and Security Agreement dated as of January 20, 1994, made by PH Stores to Bank (the "Mortgage"), recorded on February 1, 1994 in the Office of the Recorder, Marion County, Indiana as Instrument Number 94-17807, encumbering the property legally described therein (the "Premises"); and

         WHEREAS, repayment of the Term Note is additionally secured by a certain Assignment of Distribution Center Leases and Rents dated as of January 20, 1994 (the "Distribution Assignment"), made by PH Stores to Bank; and

         WHEREAS, repayment of the Revolving Note is secured by a certain Security Agreement and Financing Statement dated as of October 28, 1993, as amended (the "Security Agreement"), made by PH Stores to Bank; and

         WHEREAS, repayment of the Revolving Note is additionally secured by a certain Assignment of Leases dated as of October 28, 1994, as amended, made by PH Stores to Bank (the "Assignment"), affecting the Premises; and

         WHEREAS, repayment of the Revolving Note and the Term Note (collectively, the "Notes") is additionally secured by UCC Financing Statements made by PH Stores, as debtor, to Bank, as secured party (the "Financing Statements"); and

         WHEREAS, the Credit Agreement, the Notes, the Mortgage, the Security Agreement, the Assignment, the Distribution Assignment and the Financing Statements, together with all other documents and instruments now or hereafter securing repayment of the Liabilities, or any portion thereof, evidenced by the Notes are hereinafter collectively referred to as the "Loan Documents"; and

         WHEREAS, Borrower (as that term is defined in the Credit Agreement as modified by this Agreement) has requested that Bank make various modifications to the Loan Documents, and Bank has so agreed, on the terms and conditions more specifically set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrower and Bank do hereby agree as follows:

         1. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

         2. Effective as of March 23, 1999 (the "Modification Date"), the Credit Agreement is modified as set forth below:

                  a. The definition of "Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby deleted and the following is substituted in lieu thereof:

                  ""BORROWING BASE" means, without duplication, on any given date with respect to the Revolving Loan, an amount equal to the sum of (i), (ii) and (iii) below:

                  (i) an amount equal to sixty percent (60.0%) of the Value of all Eligible Inventory in the physical possession of Borrower at Borrower's distribution center or at one of Borrower's stores, as set forth in the Borrowing Base Certificate then most recently delivered by Borrower to Bank; and

                  (ii) an amount equal to the sum of sixty percent (60.0%) of the Value of all Eligible Inventory in transit from Borrower's distribution center to Borrower's stores, as set forth in the Borrowing Base Certificate then most recently delivered by Borrower to Bank; and

                  (iii) an amount equal to the sum of (a) sixty percent (60.0%) of the aggregate amounts available to be drawn under Trade Letters of Credit issued to and for the benefit of Borrower and (b) the lesser of (i) sixty percent (60.0%) of the Value of Eligible Inventory in transit to Borrower from domestic manufacturers that is not supported by Trade Letters of Credit and (ii) $250,000.00.

                  Notwithstanding anything contained in this definition to the contrary, during and only during each period from August 1 of any year through November 30 of such year, the phrase "seventy percent (70.0%)" shall be substituted in the place and stead of each reference to "sixty percent (60.0%)" contained in clause (a) of this definition."

                  b. The definition of "Business Day" set forth in Section 1.1 of the Credit Agreement is hereby deleted and the following is substituted in lieu thereof:

         ""BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which Bank in Chicago, Illinois is required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Interest Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market."

                  c. The definition of "Revolving Credit Maturity Date" set forth in Section 1.1 of the Credit Agreement is deleted in its entirety and the following definition is substituted therefor:

                           ""REVOLVING CREDIT MATURITY DATE" means, with respect
                  to the Revolving Credit Commitment, June 30, 2000."

                  d. The definition of "Revolving Loan Rate" set forth in
         Section 1.1 of the Credit Agreement is deleted in its entirety and the following definition is substituted therefor:

                           ""REVOLVING LOAN RATE" means either (i) the Revolving
                  Loan Prime Rate with respect to that portion of the Revolving Loan that is not subject to the LIBOR Interest Rate or (ii) the LIBOR Interest Rate, with respect to the portion of the Revolving Loan that is not subject to the Revolving Loan Prime Rate."

                  e. The following definitions are hereby inserted into Section
         1.1 of the Credit Agreement in alphabetical order:

                           ""BORROWER" - means individually and collectively
                  Paul Harris Stores, Inc. an Indiana corporation, Paul Harris Merchandising, Inc. an Indiana corporation, and Paul Harris Retailing, Inc. an Indiana corporation. Unless otherwise provided for herein to the contrary, the use of the term Borrower shall be deemed to be a joint and several reference to each and all of the entities comprising Borrower. For purposes of Section 9.1(a), the references therein to Borrower shall be deemed to mean PH Stores only; for purposes of
                  Section 9.7, 9.8 and Schedule A, the references therein to Borrower shall be deemed to be only a collective and not a several reference to each of the entities comprising Borrower; and for purposes of Section 13.13, the references to Borrower shall be deemed to be only a several, and not a collective, reference to each of the entities comprising Borrower."

                           "EUROCURRENCY RESERVE PERCENTAGE" means, with respect
                  to each LIBOR Rate Loan for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

                           "INTERBANK RATE" means, with respect to any Interest
                  Period, the rate of interest per annum (rounded upward to the next 1/16th of 1%) identified by Bank as the rate of interest at which dollar deposits in the approximate amount of the Loan to be continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                           "INTEREST PERIOD" means, with respect to any LIBOR
                  Rate Loan, the period beginning on (and including) the date on which such Loan is converted to or continued as a LIBOR Rate Loan, and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, four or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as Borrower may have stated in the applicable LIBOR Request; provided, however, that (i) no Interest Period for any Loan shall in any event extend beyond the maturity date applicable to such Loan under this Agreement, (ii) each Interest Period with respect to any Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day is the first Business Day of a calendar month, in which case it shall end on the next preceding Business Day and (iii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period."

                           "LIBOR RATE" means, with respect to any Interest
                  Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  LIBOR Rate           =               Interbank Rate
                  (Reserve Adjusted)        -----------------------------------
                                            1 - Eurocurrency Reserve Percentage

                           "LIBOR INTEREST RATE" means the LIBOR Rate plus two
                  percent (2.0%).

                           "LIBOR RATE LOAN" means any portion of any Revolving
                  Loan that bears interest based on the LIBOR Interest Rate during any period.

                           "LIBOR REQUEST" means, with respect to any portion of
                  any Revolving Loan, a request in writing from Borrower to Bank, requesting that the Loan specified in such LIBOR Request bear interest at the applicable LIBOR Interest Rate for a certain Interest Period commencing on a date specified in such LIBOR Request (which specified date must be at least two full Business Days after the date Bank receives and acknowledges its receipt of such LIBOR Request).

                           "NOTICE OF CONVERSION/CONTINUATION" has the meaning
                  specified in Subsection 5.1.3.2.

                           "PRIME RATE REVOLVING LOAN" means any portion of the
                  Revolving Loan that bears interest based on the Revolving Loan Prime Rate during any period.

                           "REQUIREMENT OF LAW" means any federal, state or
                  local law, rule or regulations, permit or other binding determination.

                           "REVOLVING LOAN PRIME RATE" means (i) a per annum
                  rate of interest equal to the Prime Rate from time to time in effect plus one-quarter of one percent (.25%) per annum until and including March 22, 1999, and (ii) a per annum rate of interest equal to the Prime Rate after March 23, 1999."

                           "TRADE LETTERS OF CREDIT" means commercial or
                  documentary letters of credit.

                           "YEAR 2000 PROBLEM" means the risk that computer
                  applications used by Borrower and any Subsidiary may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999."

                  f. Section 5.1.1 of the Credit Agreement is deleted in its entirety and the following is substituted in its place and stead:

                           "5.1.1 REVOLVING LOAN. Prior to November 19, 1998,
                  the Revolving Loans shall bear interest on the unpaid principal balance thereof at the Revolving Loan Prime Rate, subject to the terms of Section 5.1.5. From and after November 19, 1998, the Revolving Loan shall bear interest on the unpaid principal balance thereof at the Revolving Loan Prime Rate or, if Borrower has delivered a LIBOR Request to Bank, at the LIBOR Interest Rate, each subject to the terms of Section
                  5.1.5. Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable monthly in arrears on the first day of each calendar month hereafter with respect to Loans which bear interest at the Revolving Loan Prime Rate, on the last day of the Interest Period (and for each six month Interest Period, at the end of the first three months of such Interest Period and on the last day of such Interest Period) with respect to each LIBOR Rate Loan and as otherwise provided herein."

                  g. Section 5.1.5 is hereby added to the Credit Agreement as follows:

                           "5.1.5  LIBOR; CONVERSION AND CONTINUATION ELECTIONS.

                           (a) The Borrower shall deliver a notice of
                  conversion/continuation ("Notice of Conversion/Continuation") in the form of Exhibit 5.1.5 hereto to be received by the Bank not later than 11:00 a.m. (Chicago time) at least two Business Days in advance of the conversion/continuation date, if any portion of the Revolving Loan is to be converted into or continued as a LIBOR Rate Loan and specifying:

                           (i) the proposed conversion/continuation date;

                           (ii) the aggregate amount of the Revolving Loan to be
                  converted or renewed, the minimum amount of which shall not be less than $500,000 or $100,000 minimal increments in excess thereof; and

                           (iii) the duration of the requested Interest Period,
                  provided, however, the Borrower may not select an Interest Period with respect to any portion of the Revolving Loan which extends beyond an installment payment date for the Revolving Loan unless, after giving effect to such election, the portion of the Revolving Loan not subject to Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

                           (b) If upon the expiration of any Interest Period
                  applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Event of Default then exists or any event (a "Default") then exists that with the giving of notice or the passage of time would constitute an Event of Default, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Revolving Loans which bear interest based upon the Revolving Loan Prime Rate effective as of the expiration date of such Interest Period.

                           (c) During the existence of a Default or Event of
                  Default, the Borrower may not elect to have any portion of the Revolving Loan converted into or continued as a LIBOR Rate Loan.

                           (d) After giving effect to any conversion into or
                  continuation of LIBOR Rate Loans, there may not be more than two different Interest Periods in effect."

                  h. Section 5.2 of the Credit Agreement is deleted in its entirety and the following is substituted in its place and stead:

                           "5.2 INTEREST PAYMENT DATES. Except as provided in
                  Section 5.5 and in Section 5.1.1 with respect to LIBOR Rate Loans, accrued and unpaid interest on each Loan shall be payable on the first Business Day of each month and at maturity, commencing, with respect to the Revolving Loan, on the first Business Day of November, 1993. After maturity, accrued and unpaid interest on all Loans shall be payable on demand."


                  i. The following is hereby added as Section 6.2.3 to the Credit Agreement:

                           "6.2.3 ADDITIONAL PROVISIONS RELATING TO REPAYMENTS.
                  With respect to any LIBOR Rate Loans repaid or prepaid by the Borrower prior to the expiration of the Interest Period applicable thereto, the Borrower agrees to pay to the Bank the amounts described in Section 6.2.3(iii).

                           (i)      Illegality.

                                    (A) If Bank determines that the introduction
                           of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful, for Bank or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Bank to the Borrower, any obligation of the Bank to make LIBOR Rate Loans shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist.

                                    (B) If Bank determines that it is unlawful
                           to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank, prepay in full such LIBOR Rate Loans of the Bank then outstanding, together with interest accrued thereon and amounts required under Section 6.2.3(iii), either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall convert such Loan to a Prime Rate Loan bearing interest based on the Prime Rate.

                           (ii) Increased Costs and Reduction of Return. (A) If
                  Bank determines that, due to either (I) the introduction of or any change in the interpretation of any law or regulation or
                  (II) the compliance by the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Bank additional amounts as are sufficient to compensate the Bank for such increased costs.

                           (iii) Funding Losses. The Borrower shall reimburse
                  the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                                    (A) the failure of the Borrower to make on a
                           timely basis any payment of principal of any LIBOR Rate Loan;

                                    (B) the failure of the Borrower to continue
                           or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Conversion/Continuation;

                                    (C) the prepayment or other payment
                           (including after acceleration thereof) of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

         including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

                  (iv) Inability to Determine Rates. If the Bank determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify the Borrower. Thereafter, the obligation of the Bank to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Bank shall convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be converted or continued as Loans which bear interest at the Term Loan Prime Interest Rate instead of LIBOR Rate Loans.

                  (v) Certificates of Bank. If Bank claims reimbursement or compensation under this Section 6.2.3, it shall deliver to the Borrower a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

                  (vi) Survival. The agreements and obligations of the Borrower in this Section 6.2.3(vi) shall survive the payment of all other Liabilities."

                  j. Section 6.3 of the Credit Agreement is deleted in its entirety and the following is substituted in its place and stead:

                           "6.3 OPTIONAL PREPAYMENTS. Borrower from time to time
                  may prepay that portion of the Revolving Loan Balance consisting of Revolving Loans bearing interest at the Revolving Loan Prime Rate in whole or in part, provided, however, that partial payments shall be in increments of $100,000 (or $25,000 integral multiples)."

                  k. The following is hereby added to the Credit Agreement as
         Section 8.23:

                           "8.23 YEAR 2000 COMPLIANCE. Borrower and each
                  Subsidiary have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem, and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the Year 2000 Problem will not have a material adverse effect on the business or operations of Borrower."

                  l. The following is hereby added to the Credit Agreement as Section 9.13:

                           "9.13 PURCHASE AND REDEMPTION OF BORROWER'S
                  SECURITIES; DIVIDEND AND INTEREST RESTRICTIONS. Other than as specifically permitted hereinbelow, not purchase or redeem any shares of Borrower's or any Subsidiary's capital stock or any options or warrants with respect thereto, declare or pay any dividends thereon (other than dividends paid in the form of shares of capital stock other than stock which constitutes Indebtedness), make any distribution or payment to stockholders or holders of options or warrants in respect of Borrower's capital stock or set aside any funds for any such purpose. Notwithstanding anything implied or expressed to the contrary in the foregoing provisions of this Section 9.13, PH Stores may buy back on the open market up to a total of 1,500,000 shares of its publicly traded common stock, provided that the aggregate purchase price, including all costs associated with such buy back, does not exceed $15,000,000 and provided further (i) the purchase of such shares is completed on or before June 30, 2000 and (ii) no Default or Event of Default then exists or would exist after giving effect to any purchase permitted herein."

                  m. The following is hereby added to the Credit Agreement as Section 9.26:

                           "YEAR 2000". From time to time, at the request of
                  Bank, Borrower and each Subsidiary shall provide to Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem."

                  n. The following is hereby added to the Credit Agreement as Section 13.13:

                           "RIGHT OF CONTRIBUTION. Each entity comprising
                  Borrower hereby agrees that to the extent that any individual Borrower or entity shall have paid an amount hereunder which would, but for this provision, render such Borrower insolvent for purposes of state or federal fraudulent conveyance laws, such Borrower shall be entitled to seek and receive contribution from and against any other Borrower hereunder to the extent such contribution would not render such other Borrower insolvent. The provisions of this Section 13.13 shall in no respect limit the obligations and liabilities of any Borrower to the Bank and each Borrower shall remain liable to the Bank for the full amount of such Borrower's Liabilities hereunder."

         3. All references in the Loan Documents to the Credit Agreement hereby are understood to be to the Credit Agreement as modified hereby.

         4. CONDITIONS TO EFFECTIVENESS. Provided that no unwaived Default or Event of Default shall then exist other than those that would exist but for the execution of this

Amendment, this Amendment shall be deemed to be effective as of November 19, 1998 (the "Effective Date"), provided all of the following conditions are satisfied in a manner, form and substance acceptable to Bank:

                  (a) EXECUTION OF RELATED DOCUMENTS. This Amendment (including the attached Joinder), duly authorized and fully executed, and each in form and substance satisfactory to Bank shall have been delivered to Bank;

                  (b) DELIVERY OF OTHER DOCUMENTS.

                           (i) True, complete and accurate copies, duly
                  certified by an officer of each entity comprising Borrower, of all documents evidencing any necessary corporate action, resolutions, consents and governmental approvals, if any, required for the execution, delivery and performance of this Amendment, and the Joinder and any other document, instrument or agreement executed or delivered in connection therewith by the Borrower shall have been delivered to Bank;

                           (ii) Bank shall have received satisfactory, current
                  state and local UCC tax, lien and judgment searches in all applicable locations for each entity comprising Borrower;

                           (iii) Executed original UCC Financing Statements by
                  each entity comprising Borrower, in form satisfactory to Bank shall have been delivered to Bank; and

                           (iv) Such other documents, instruments or agreements
                  as the Bank may reasonably request shall have been delivered to Bank.

         5. In the event of any conflict among the terms of the Credit Agreement and the other Loan Documents as modified by this Agreement, the terms of the Credit Agreement as modified by this Agreement shall control. All terms and provisions of the Documents corresponding to terms and provisions of the Credit Agreement prior to the date of this Agreement shall be deemed modified in accordance with the terms of this Agreement.

         6. Borrower hereby warrants and represents that (i) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Bank, or with respect to any covenant in the Loan Documents; (ii) Bank, on and as of the date hereof, has fully performed all obligations to Borrower which it may have had or has on and as of the date hereof; and (iii) other than as expressly set forth herein, by entering into this Agreement, Bank does not waive any condition or obligation in the Loan Documents.

         7. Borrower hereby agrees to execute and deliver promptly to Bank, at Bank's request, such other documents as Bank, in its reasonable discretion, shall deem necessary or appropriate to evidence the transaction contemplated herein.

         8. Borrower agrees to pay all fees and expenses associated with the consummation of the transactions contemplated in this Agreement, including, without limitation, reasonable fees and expenses of Bank's counsel and related expenses.

         9. Time is of the essence of this Agreement.

         10. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same Agreement.

         11. Except as otherwise set forth herein to the contrary, the Loan Documents remain unmodified and continue in full force and effect. Borrower hereby reaffirms, confirms and ratifies each and every covenant, condition, obligation and provision set forth in the Loan Documents, each as modified hereby.

                                  [END OF PAGE]

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Agreement as of the day and year first above written.

                         BORROWER:

                         PAUL HARRIS STORES, INC., an Indiana corporation


                         By: /s/ Thomas McCain
                            ---------------------------------------------------
                         Title:    SVP
                               ------------------------------------------------
                         Its:
                             --------------------------------------------------


                         PAUL HARRIS MERCHANDISING, INC., an Indiana corporation


                         By: /s/ Thomas McCain
                            ---------------------------------------------------
                         Title:    SVP
                               ------------------------------------------------
                         Its:
                            ---------------------------------------------------

                         PAUL HARRIS RETAILING INC., an Indiana corporation


                         By: /s/ Thomas McCain
                            ---------------------------------------------------
                         Title:    SVP
                               ------------------------------------------------
                         Its:
                             --------------------------------------------------



                         BANK:

                         LASALLE NATIONAL BANK, a national banking association


                         By: /s/ Ann Ellingsen
                            ---------------------------------------------------
                         Title:
                               ------------------------------------------------
                         Its:
                             --------------------------------------------------

                                  EXHIBIT 5.1.4
                                  -------------

                        NOTICE OF CONTINUATION/CONVERSION



                                                                          [Date]


LaSalle National Bank
135 S. LaSalle Street
Chicago, Illinois  60603
Attention:  Ann H. Ellingsen

Dear Ann:

         The undersigned, PAUL HARRIS STORES, INC., an Indiana corporation, PAUL HARRIS MERCHANDISING, INC., an Indiana corporation, PAUL HARRIS RETAILING, INC., an Indiana corporation (individually and collectively the "Borrower"), refers to the Amended and Restated Secured Credit Agreement originally dated as of January 20, 1994 as modified by various Amendments thereto (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower and LaSalle National Bank ("Bank"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 5.1.4 of the Credit Agreement that it requests to [convert] [continue] a Revolving Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Revolving Loan is requested to be [converted] [continued]:

(A)      Type of Loan into which
         Loan is to be [converted(1/)]
         [continued(2/)]:
                                                ---------------------

(B)      Principal Amount of Revolving Loan
         outstanding as of the date hereof
         to be [converted][continued]:
                                                ----------------------



----------
(1/) LIBOR Rate Loan or Prime Rate Term Loan. If converted into a LIBOR Rate Loan, state length of the Interest Period and the last day thereof, which shall end not later than the applicable maturity date of the Term Loan.

(2/)     LIBOR Rate Loan.

(C)      Date the Revolving Loan is to be [converted(3/)]
           [continued(4/)]:
                                                ---------------------

(D)      Interest Period and the last day
           thereof (if for LIBOR Rate loan):
                                                ---------------------

                           PAUL HARRIS STORES, INC., an Indiana
                           corporation



                           By:
                              -------------------------------------------------
                           Name:
                               ------------------------------------------------
                           Its:
                               -------------------------------------------------

                           PAUL HARRIS MERCHANDISING, INC., an Indiana corporation



                           By:
                              -------------------------------------------------
                           Name:
                                -----------------------------------------------
                           Its:
                               ------------------------------------------------

                           PAUL HARRIS RETAILING, INC., an Indiana corporation



                           By:
                              -------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Its:
                               -------------------------------------------------


----------
(3/) Which must be the last day of an Interest Period with respect to the conversion of a LIBOR Rate Loan to a Base Rate Loan.

(4/) Which must be upon the expiration of the then current Interest Period with respect to the LIBOR Rate Loan.

                                JOINDER AGREEMENT
                                -----------------


         This JOINDER AGREEMENT (the "Joinder") is made as of the 19th day of November, 1998 by the undersigned (collectively "Subsidiaries") subsidiaries of Paul Harris Stores, Inc., an Indiana corporation ("PH Stores"), and LaSalle National Bank, a national banking association ("Bank"). All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement (as hereinafter defined).

         WHEREAS, Bank and PH Stores are parties to that certain Amended and Restated Secured Credit Agreement dated as of January 20, 1994 and as modified by five Amendments (as the same may be amended, supplemented, restated or otherwise modified from time to time the "Credit Agreement");

         WHEREAS, in order to induce Bank to make the Loans as provided for in the Credit Agreement and to secure the Liabilities thereunder, PH Stores has granted a continuing Lien to Bank on certain collateral pursuant to that certain Security Agreement and Financing Statement originally dated as of October 28, 1993 (as amended, the "Security Agreement") by and between PH Stores and Bank;

         WHEREAS, Subsidiaries have been formed and are qualified to borrow Loans under the Credit Agreement and, as a result of the foregoing and pursuant to the definition of Borrower in the Credit Agreement, Subsidiaries shall be deemed to be a Borrower and a co-obligor under the Credit Agreement and the other Related Documents;

         WHEREAS, Subsidiaries desires to execute this Joinder and to become a Borrower under the Credit Agreement and, in connection therewith, to become a party to the Security Agreement granting to Bank a Lien upon certain Collateral (as defined in the Security Agreement) owned or consigned by or to, or leased from or to, Subsidiaries;

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties thereto agree as follows:

         1. Joinder in Credit Agreement. Each Subsidiary hereby assumes, and agrees to perform, for the benefit of Bank, all of the Liabilities of a Borrower under the Credit Agreement and the other Related Documents, as direct and primary obligations of Subsidiaries (including any such Liabilities that may have accrued prior to the date hereof), including, without limitation, its Liabilities with respect to the Loans, and further agrees that it shall comply with and be fully bound by the terms of the Credit Agreement and the other Related Documents as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by each Subsidiary thereunder shall be deemed true and correct as of the date of this Joinder.
As a Borrower under the Credit Agreement, each Subsidiary shall execute all

Notes required by Bank for any Loans made, assumed or to be made, from time to time, by Bank to such Subsidiary, and each Subsidiary agrees to pay all Liabilities owing by it to Bank, including all payments of principal, interest and other charges due from time to time with respect to the Loans made, assumed or available to such Subsidiary.

         2. Joinder in Security Agreement. Each Subsidiary hereby grants to Bank, a security interest in all Collateral in which it has an interest, whether now or hereafter arising, in accordance with the terms of the Security Agreement. Each Subsidiary hereby assumes and agrees to perform for the benefit of Bank, all of its obligations as a Grantor under the Security Agreement, as direct and primary obligations of such Subsidiary (including any such obligations that may have accrued prior to the date hereof) and further agrees that it shall comply with and be fully bound by the terms of the Security Agreement as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by such Subsidiary thereunder shall be deemed true and correct as of the date of this Joinder.

         3. Amendment to Security Agreement. Effective as of the date hereof, the Security Agreement is hereby amended to add the information set forth on Exhibit A attached hereto as Exhibits C and D hereto.

         4. Unconditional Joinder. Each Subsidiary acknowledges that such Subsidiary's obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other subsidiaries of PH Stores or other parties.

         5. Reliance. Bank shall be entitled to rely on this Joinder as evidence that each Subsidiary has joined (i) as a Borrower under the Credit Agreement and the other Related Documents and is fully obligated thereunder as a Borrower and
(ii) as a Grantor under the Security Agreement and is fully obligated thereunder as a Grantor.

         6. Incorporation by Reference. All terms and conditions of the Credit Agreement, the other Related Documents and the Security Agreement, including, but not limited to, all representations, warranties, covenants, indemnities, guaranties and other obligations. Borrower thereunder is hereby incorporated by reference in this Joinder as if set forth in full.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date set forth above.

                      SUBSIDIARIES:

                      PAUL HARRIS MERCHANDISING, INC., an Indiana corporation



                      By: /s/ Thomas McCain
                         ---------------------------------------------------
                      Title:
                            ------------------------------------------------
                      Its:   SVP
                          --------------------------------------------------


                      PAUL HARRIS RETAILING, INC., an Indiana corporation



                      By: /s/ Thomas McCain
                         ---------------------------------------------------
                      Title:
                           -------------------------------------------------
                      Its:   SVP
                          --------------------------------------------------


                      BANK:

                      LASALLE NATIONAL BANK, a national banking association



                      By: /s/ Ann Ellingsen
                         ---------------------------------------------------
                      Title:    VP
                            ------------------------------------------------
                      Its:
                          --------------------------------------------------

                                  EXHIBIT A to
                                JOINDER AGREEMENT

                           EXHIBITS C AND D (combined)
                                       to
                               SECURITY AGREEMENT

                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
             AND RECORDS CONCERNING PAUL HARRIS MERCHANDISING, INC.


I. Chief Executive Office and principal place of business of Paul Harris Merchandising, Inc., 6003 Guion Road, Indianapolis, Indiana 46268

II. Corporate Offices of Paul Harris Merchandising, Inc., 6003 Guion Road, Indianapolis, Indiana 46268

III.     Warehouses: 6003 Guion Road, Indianapolis, Indiana 46268.

IV.      Other Premises at which Collateral is Stored or Located: None

V. Locations of Records Concerning Collateral: 6003 Guion Road, Indianapolis, Indiana 46268


                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
               AND RECORDS CONCERNING PAUL HARRIS RETAILING, INC.

I. Chief Executive Office and principal place of business of Paul Harris Retailing, Inc., 6003 Guion Road, Indianapolis, Indiana 46268

II. Corporate Offices of Paul Harris Retailing, Inc., 6003 Guion Road, Indianapolis, Indiana 46268

III.     Warehouses: None

IV. Other Premises at which Collateral is Stored or Located: See separate Schedule attached hereto.

V. Locations of Records Concerning Collateral: 6003 Guion Road, Indianapolis, Indiana 46268